                                                                    Exhibit 10.1
                                                                    ------------

                            LEASE RENEWAL AGREEMENT
                            -----------------------

     This Agreement made the 8th day of September, 1993 between MBM Associates, a joint venture, (hereinafter referred to as "Landlord"), having an office at 808 High Mountain Road, Franklin Lakes, New Jersey, and Boron-Lepore Associates, Inc. located at 17-17 Route 208 North, Fair Lawn, New Jersey, (hereinafter referred to as "Tenant").

                              W I T N E S S E T H

     Whereas Landlord and Tenant entered into the lease outlined below in Landlord's building located at 17-17 Route 208 North, Fair Lawn, New Jersey, (hereinafter referred to as "Premises"), and ...

                                                            LEASE
         LEASE DATE     FLOOR          UNIT SIZE        EXPIRATION DATE
         ----------     -----          ---------        ---------------

          06/22/88     2nd Floor        12,225 SF           07/31/94


     Whereas the lease referenced above currently remains in full force and effect, and ...

     Whereas both Landlord and Tenant now wish to modify some terms of that agreement in accordance with the conditions set forth herein.

     Now, therefore, in consideration of the mutual covenants and conditions set forth herein, Landlord and Tenant do hereby agree as follows:

     1.    Lease Term - Landlord hereby grants Tenant, and Tenant hereby
           ----------
accepts from Landlord a lease renewal of five (5) years for the lease referenced above. Said five (5) year renewal shall commence on August 1, 1994, and expire on July 31, 1999.

     2.    Conditions/Rentals - Said five (5) year lease renewal shall be on
           ------------------
the same terms and conditions as the original lease, including the original base year and operating cost provisions except that the Basic Rent shall be reduced to $16.50 per square foot gross plus tenant electric.

     3. Landlord and Tenant agree that Landlord shall not be responsible to complete any tenant improvements to the unit as a result of this renewal agreement and tenant agrees the space in an "as is" condition.

     4. Tenant agrees to provide Landlord with an up-to-date financial statement on tenant's organization within two weeks of the execution date of this agreement. Landlord reserves the right to void this Lease Renewal Agreement for a period of two weeks of receipt of said financial statements if they are not satisfactory to Landlord.

     This document shall be attached to the original lease and deemed a part thereof.

     In witness whereof, the undersigned, who have due authority to enter into this agreement, have set their hands as of the date first above written.


MBM ASSOCIATES                           BORON, LEPORE & ASSOCIATES INC.


/S/ W. Peter McBride                     /S/ Gregory F. Boron
--------------------                     --------------------
Authorized Signature                     Authorized Signature


/S/ Malvern C. Burroughs
------------------------
Malvern C. Burroughs


/S/ Stanley H. Marcus
---------------------
Stanley H. Marcus

     THIS LEASE, made the 22nd day of June, 1988, by and between MBM ASSOCIATES, A Joint Venture, having an office at 808 High Mountain Road, Franklin Lakes, New Jersey (hereinafter called the "Landlord") and THOMAS S. BORON, INC., with offices at 139 Harristown Road, Glen Rock, New Jersey 07452 (hereinafter called the "Tenant").

                              W I T N E S S E T H:

     1.    PREMISES
           --------

     The Landlord and Tenant, in consideration of the mutual covenants and conditions set forth herein do hereby agree as follows:

     The Landlord hereby leases to the Tenant and the Tenant hereby hires from the Landlord, subject to the terms and conditions of this Lease, the following space: Approximately 12,225 square feet of space in the office building owned by the Landlord located at 17-17 Route 208 (Lot 2 Block 4801), Fair Lawn, New Jersey (hereinafter referred to as the "Land") and known as the Fair Lawn Executive Centre, which space is located on the second floor thereof and more particularly described and outlined in red upon the plan attached hereto as Exhibit "A" and made a part hereof (hereinafter called the "Leased Premises" or "Premises"), together with the right to use in common with other Tenants of the Building, their invitees, customers and employees, those areas of the common facilities as hereinafter defined and together with the right to use those parking spaces as described in paragraph 3(d) herein.


     2.    TERM
           ----

     The term of this Lease (hereinafter referred to as the "Term") shall be for six (6) years commencing on August 1, 1988 and ending at 12:00 midnight on July 31, 1994.

     3.    USE AND PARKING
           ---------------

           (a) The Leased Premises, or any part thereof, shall not be used by anyone except the Tenant, its invitees, customers and employees and shall be used or permitted to be used for no use other than the following: general offices and uses incidental and related thereto which are in accordance with local governmental codes and regulations.

           (b) Tenant acknowledges and agrees with Landlord that the Building should be maintained and preserved as a prestigious and first class office building and that its special character arising from its location should be specifically protected and preserved. (Landlord represents to Tenant that Landlord shall not store nor permit any other Tenants in the building to store any substances or materials which would be considered hazardous to the general public's health.) Tenant therefore represents that it is not leasing the Premises, and it will not use such Premises, for any purpose other than that provided in this Lease. Tenant further agrees that Landlord may refuse to consent to the assignment of this Lease or the subletting of the Premises for any of the following prohibited uses: an educational facility of any type including correspondence schools; employment agencies, model agencies; spas; health, physical fitness or exercise salon; small loan offices; real estate brokers, residential land development offices; doctors, dentists or other professions or businesses that by their nature tend to generate excess customer traffic or any other use which Landlord in good faith determines will or is likely to demean the character of the Building or its environment, and such refusal shall not be considered unreasonable. An "educational facility" as referenced above shall not preclude Tenant from using its demised premises for its regularly scheduled lecture series consisting of approximately 12 to 15 people on an approximate monthly basis.

     Moreover, Tenant specifically agrees that Landlord's leasing of any portion of the building of which the Premises are a part for any of the foregoing prohibited uses shall not constitute or be deemed to constitute a waiver of Landlord's right to prohibit Tenant from assigning or subletting the Leased Premises or any part thereof for any such prohibited use.

           (c) The Tenant will not, without the prior written consent of the Landlord, permit the preparation, dispensing or serving of any beverages and/or foods within the Leased Premises, except that this shall not prohibit the preparation and consumption of hot and hold beverages or the consumption of sandwiches.

           (d)   Parking.  Landlord assigns to Tenant a number of parking spaces
                 -------
equal to four (4) spaces for each 1,000 square feet of usable space rented which number will be rounded to the nearest lower whole number. Tenant shall receive a portion of its parking spaces within the garage area ("Garage Area"), said number of spaces being determined by multiplying Tenant's proportionate share ("Tenant's Proportionate Share"), against all of the spaces in the Garage Area. All Garage Area spaces assigned to the Tenant shall be specifically assigned for Tenant's exclusive use. Tenant agrees that it will not permit its employees to park in any other spaces in the Garage Area than those assigned by Landlord to it and that Tenant shall take such action at the request of Landlord as may be necessary to insure that Tenant and its employees do not park in spaces assigned to other tenants or reserved to the Landlord. The remaining spaces that Tenant is entitled to shall be located in Landlord's outside parking lot, (the "Outside Parking Area"). These spaces will not be specifically designated for the Exclusive use of the Tenant, however, but rather shall be available to all tenants of the Building. The use of parking spaces assigned to Tenant shall be subject to such rules and regulations as may be established by Landlord, including all signs and notices posted by Landlord in the Outside Parking Area, Garage Parking Area or roadways leading thereto. Landlord reserves the right to utilize a card-operated gate-controlled or similar system as a method of limiting the use of the Garage Area to those assigned therein. (Total Spaces Provided 48; Covered Spaces Included 11.

     4.    OCCUPANCY
           ---------

           (a) The Leased Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

                 (i) Landlord's Work, and so much of Tenant's Finish Work as Landlord shall have undertaken pursuant to the Tenant's Work Letter described in Paragraph 24 hereof and attached hereto as Exhibit "C" and made a part hereof in the Leased Premises have been substantially completed; and they shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which does not interfere with Tenant's use of the Leased Premises; and

                 (ii) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Leased Premises, including corridors, elevators and stairways and heating, ventilating, air conditioning, sanitary, water and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant. Landlord shall give Tenant a preliminary notice estimating when the conditions listed in subsections (i) and (ii) above will be met, on a date which shall be at least 10 days prior to the estimated date set forth in such preliminary notice. Any variance between the date so estimated and the date such conditions are met shall be of not consequence, except as herein modified.

          (b) If any of the conditions listed in Paragraph 4(a) shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors or of any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or complete Tenant's Finish Work diligently and expeditiously, which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission or failure would result in delay, and such delay shall have been unavoidable by landlord in the exercise of reasonable diligence and prudence, the Leased Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

          (c) If and when Tenant shall take actual possession of the Leased Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession. Tenant shall take actual possession of the Leased Premises on the date Landlord advises that same have been completed notwithstanding the fact that minor items remain to be completed to long as the items to be completed shall not interfere with Tenant's use of the Leased Premises. In such event, Tenant shall provide Landlord with a punch list of items remaining to be completed which items shall be completed within thirty (30) business days. Except to the extent specifically provided in the punch list, Tenant's occupation of the Leased Premises shall be conclusively presumed to operate to terminate all of Landlord's obligation under the Work Letter. Tenant shall provide Landlord with a letter accepting the Leased Premises, in form and substance satisfactory to comply with any requirements for same contained in any mortgage constituting a lien on the premises of which the leased Premises are a part.

           (d) In the event that the Leased Premises are not ready for Tenant's occupancy at the time of the commencement of the term fixed by this Lease, this Lease shall not be affected thereby, but in such event no rent shall be due hereunder until Landlord shall have given notice to the Tenant pursuant to Paragraph 4(a) hereof or Tenant shall have in fact occupied the Leased Premises unless the reason for the Premises not being ready are due to acts of Tenant, in which case rent shall be due as called for under the terms of the Lease, provided, however, that in the event Landlord for any reason shall be unable to give Tenant notice that the Leased Premises will be ready for Tenant's occupancy no later than two (2) months after the commencement date set forth in Paragraph 2 hereof, then Tenant's sole right shall be to notify Landlord of its election to terminate this agreement.

     5.   BASIC RENT AND ADDITIONAL RENT
          ------------------------------

          (a) Starting on the first day of the thirteenth month from the Commencement Date and continuing through the fifth year following said date, Tenant shall pay as basic rent ("Basic Rent") the annual sum of TWO HUNDRED SIXTY-TWO THOUSAND EIGHT HUNDRED THIRTY-SEVEN AND 50/100 ($262,837.50) DOLLARS or $21.50 per square foot of rental space in equal monthly installments of TWENTY-ONE THOUSAND NINE HUNDRED THREE AND 13/100 DOLLARS ($21,903.13) on or before the first date of each month, in advance, to Landlord at the address of the Landlord above designated or such other place as shall be designated by Landlord. Landlord agrees to waive basic rental payments (with the exception of tenant electric) for the initial twelve (12) months of the lease term.

          (b) As additional consideration to the Tenant for the Tenant's entry into this lease transaction, and upon the condition that the Tenant is not in default of this Agreement of Lease, the Landlord shall pay to the Tenant the sum of $8,000. on August 1, 1988 and a similar sum on September 1, 1988, but such payment shall not be required at any other times.

          (c) Tenant shall also pay as Additional Rent any and all such other sums of money as shall become due to the Landlord pursuant to the terms and provisions hereof including but not limited to Tenant improvements authorized by and to be paid by Tenant, without demand therefor and without any abatement, counterclaim, deduction or setoff whatsoever except as provided herein. Basic Rent and Additional Rent is sometimes hereinafter collectively referred to as "Rent".

          (d) If Tenant shall fail to pay the Basic Rent and Additional Rent within ten (10) business days following the due date of any such payment, and if Landlord agrees to accept any such late payment, then in the event of such late payment, the Tenant agrees to pay to Landlord interest on any such sums at the rate of 5% of any such late installment of Rent or Additional Rent, as Additional Rent, or if said rate under the circumstances then prevailing shall not be lawful, then at the maximum lawful rate permitted. The foregoing shall be in addition to any other right or remedy which may be available to Landlord in the event of default by Tenant.

          (e) The Tenant agrees to deposit with the Landlord upon the execution date of this Lease the sum of $21,903.13 as security for the payment of Rent and/or Additional Rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Basic Rent and/or Additional Rent. During the term hereof the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to the Leased Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgages. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion of title to the Leased Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

     6.   SERVICES TO BE RENDERED BY LANDLORD-LANDLORD IS
          EXCULPATION
          ------------------------------------------------

          (a) Landlord, at its expense, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Leased Premises are situated during regular hours of business days and shall have at least one passenger elevator subject to call at all other times.

          (b) Landlord will furnish heating, ventilating and air conditioning to Leased Premises when necessary during regular hours of business days to an inside temperature of 78 degrees F. dry bulb and 50% relative humidity when outside temperatures are 95 degrees F. dry bulb and 75 degrees F. wet bulb and 70 degrees F. inside when outside temperatures are 0 degrees F. with a wind velocity of 15 M.P.H. provided however that Landlord may reduce the temperature if necessary to comply with any federal, state or municipal law, ordinance rule, regulation or executive order.

          (c) The Landlord agrees to furnish air conditioning and to maintain the Leased Premises for the comfortable occupancy and use of the Leased Premises during regular hours of business days. The Tenant agrees to keep all windows in the Leased Premises closed at all times during which the air-conditioning system is in operation and otherwise to cooperate with the Landlord and to abide by all regulations or requirements which the Landlord may reasonably prescribe for the proper functioning and protection of the air conditioning system.

          (d) Landlord, at its expense, shall furnish adequate hot and cold water to the building for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

          (e) Landlord, at its expense, and on Tenant's request, shall maintain a listing on the building directory of the Tenant's name as set forth in the recital of this Lease.

          (f) While Tenant is not in default under any of the terms of this Lease, the Landlord will provide office cleaning and maintenance to the Premises as set forth in Exhibit "D" attached hereto and made a part hereof. Except as set forth in Exhibit "D", the Tenant shall pay the cost of all other cleaning services required by the Tenant.

          (g) It is understood that no deduction whatsoever shall be made from the amount of rent payable hereunder, should any heating, lighting, elevator service, air conditioning, or janitor's services not be used by the Tenant, nor shall the Landlord be liable to the Tenant for any interruption of heating, lighting, elevator service, air conditioning or janitor service caused by strike, break downs, inability to secure fuel or other required power or by any other cause not due to negligence on the part of the Landlord. The Tenant shall not be liable, under any circumstances, for loss of or injury to property, however, occurring, through or in connection with or incidental to the furnishing of or failure to furnish any of the services required by said Exhibit "D", or for any interruption to the Tenant's business, however occurring.

          (h) As used in this Paragraph 6, the term "regular hours of business days" shall mean, unless otherwise indicated, the hours of 8:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding all Sundays and the following holidays:

                 (a)    New Years Day;

                 (b)    Washington's Birthday;

                 (c)    Memorial Day;

                 (d)    Independence Day;

                 (e)    Labor Day;

                 (f)    Thanksgiving Day;

                 (g)    Christmas Day;

     However, the Landlord agrees that Tenant may use the Leased Premises after 6:00 p.m. weekdays and after 1:00 p.m. on Saturdays, and on Sundays and legal holidays without additional charge for said use, but Landlord shall not be required to furnish any heat, ventilation or air conditioning beyond that normally furnished for those hours. In the event Tenant requires heat, ventilation or air conditioning after the hours of 6:00 p.m. weekdays, after 1:00 p.m. on Saturdays, or on Sundays or legal holidays, Landlord will supply same at an hourly rate which will be established by Landlord to be paid by Tenant as billed. Tenant shall give Landlord twenty-four (24) hours notice when it shall require such after hour, Sunday or other holiday heat, ventilation or air conditioning.

     7.    REPAIRS AND MAINTENANCE
           -----------------------

           (a) The Landlord agrees that the Leased Premises shall be delivered to the Tenant at the beginning of the term in clean and first class condition and completed in accordance with the Tenant's Work Letter.

           (b) The Tenant shall take good care of the Leased Premises and any and all fixtures therein, and shall be responsible for any injury, damage, or breakage done by the Tenant or the Tenant's agents and servants and at the end of the term or earlier termination of the Lease shall quit and surrender said premises in as good condition as reasonable use thereof will permit.

           (c) The Tenant shall make no alterations, changes, additions or improvements in the Leased Premises without the written consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have no right to make any alterations, changes, additions or improvements to the electrical and Heating, Ventilating and Air Conditioning systems in the Leased Premises. Any such required alterations, changes, additions or improvements to the electrical or HVAC systems shall be made exclusively by Landlord's contractors based on plans and specifications prepared by Tenant and approved by Landlord's engineers at Tenants' cost and expense.

          (d) All alterations, additions and improvements made by either party upon the Leased Premises shall become the property of the Landlord and shall remain upon and be surrendered with the Leased Premises as part thereof, at the expiration or termination of the Lease; except that at such expiration or termination, Tenant shall have the right to remove and retain as Tenant's own property any additions or improvements made by the Tenant or at Tenant's sole expense, except for carpeting, provided that Tenant shall repair any damage caused by such removal and shall restore the Leased Premises to the same or as good condition as existed immediately before such additions or improvements were made. Tenant shall, if requested by Landlord, remove any such interior changes, alterations, additions and improvements at the expiration of the term herein provided and restore the Leased Premises to the condition they were in at the beginning of the term.

           (e) Tenant shall, before making any alterations, additions, installations, or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such Workmen's Compensation, general liability, personal and property damage insurance as Landlord may require. Tenant agrees that any alterations, additions or installations shall be undertaken exclusively by contractors whose employees are members of appropriate unions. Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens upon the real property in which the Leased Premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Leased Premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Paragraph the same shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law, or in such other manner satisfactory to Landlord.

     8.    ELECTRICITY
           -----------

           (a) Tenant agrees to pay to Landlord, as Additional Rent, the cost of all tenant electric energy it consumes, it being understood that for this purpose the charge to Tenant shall be Tenant's proportionate share of the cost of electric energy for the entire building of which the Leased Premises are a part (which will vary with the percentage of occupancy of said entire building). In the event that Tenant installs any computer equipment or other high electrical usage equipment, Landlord reserves the right to place an electrical meter on said equipment as well as any other equipment used in conjunction therewith at Tenant's sole cost and expense. The charges for electrical energy consumed by such equipment shall be paid by Tenant in addition to all other sums due under this agreement, the cost thereof to be at the established rate charged by the utility company supplying electrical service to the Leased Premises. Said payments shall be made within ten (10) days of the presentment of the bill therefor which shall be monthly.

           (b) Tenant's use of electric energy in the leased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the building electric distribution system or make any alteration or addition to the electric system of the Leased Premises existing on the date of the commencement of this Lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

     9.    TAX AND OPERATING EXPENSES ADJUSTMENT
           -------------------------------------

           (a) Commencing with the beginning of the second Lease Year and continuing thereafter throughout the Term of this Lease, Tenant agrees to pay as Additional Rent, its Proportionate Share, as hereinafter defined, of any increase in Real Estate Taxes assessed against the Land and Building plus any increase in Operating Expenses. As used herein:

                 (i) "Increase" shall mean the difference between the Real Estate Taxes and/or operating Expenses for any Subsequent Lease Year and the Base Real Estate Taxes and/or the Base Operating Expenses;

                 (ii) "Operating Expenses," shall mean the total of the amount of all normal and customary expenses paid or incurred by Landlord in operating the Land and Building and shall include, by way of illustration and not of limitation, management fees (not to exceed that percentage, which is standard in the industry and which percentage as management fee shall not be increased once initially established), labor, including all wages and salaries, social security taxes and other taxes which may be levied against the Landlord upon such wages and salaries for the Building personnel not above custodial grade, supplies, repairs and maintenance, maintenance and service contracts, painting wall and window washing, laundry and towel service, tools and equipment, fire and other insurance, trash removal, lawn care, snow removal, common area utilities and all other items properly constituting direct operating costs according to standard-accounting practices whether or not the same shall be enumerated as part of the services or obligations of the Landlord hereunder, but not including legal and accounting fees, tenant fix-up, brokerage fees, advertising costs, services not provided on a regular basis to tenants of the Building or to the extent said services are disproportionate to those normally provided to all tenants of the Building, depreciation of Building or equipment, interest income or excess profit taxes, costs of maintaining the Landlord's business identity, restoration and repair costs covered by insurance proceeds, capital improvements unless such improvements ate for the purpose of' reducing operating Expenses within the Building (in which event the costs thereof shall be included but only to the extent of the cost saving), or are required under any governmental law, ordinance or regulation, in which event the costs thereof shall be included. All such capital items which pursuant to the previous sentence, are authorized to be included in Operating Expenses shall only be included on an amortized basis with said item being amortized over its useful life as determined by the Internal Revenue Code of 1986 and the regulations applicable thereto, or if no guidelines are available in said code, in accordance with generally accepted accounting principles and the portion so determined for the appropriate Lease Year together with interest at two

     (2%) percent over the prime lending rate announced from time to time by Chase Manhattan Bank, N.A. to its most creditworthy borrowers on the unamortized amount shall, subject to the cap as to Operating Expenses reduction, be the maximum included in any Lease Year. Additionally, to the extent that any item of Operating Expenses in a year subsequent to the Base Operating Expense Year was not included in the Base Operating Expenses, then the cost of said item shall be added to the Base Operating Expenses for purposes of comparison. For example, if Base Operating Expenses are $1,000.00 but no repairs were included in the Base Operating Expense Year (i.e. the first Lease Year) then the first Lease Year in which repairs occur shall result in the cost of said repairs during said Lease Year being added to the Base Operating Expenses. So, if hypothetically, the first Lease Year for repairs is the third Lease Year and repairs cost $25.00 and all Operating Expenses for the Building including repairs for said year were $1,075.00 the comparison would be as follows:


     Third Lease Year operating Expenses       $1,075.00

     Minus Base Operating Expenses
     ($1,000.00) plus initial repair
     of $25.00                                 $1,025.00
                                               ---------


     Difference to which Tenant
      Proportionate Share is applied           $   50.00


     Base Operating Expenses shall be those expenses subject to, adjustment as above and pursuant to Subparagraph (C) hereof incurred on an accrual basis during the first Lease Year which Lease Year shall be the Base Operating Expense Year.

     Notwithstanding anything contained herein to the contrary, Base Operating Expenses shall not include any costs related to the maintenance and repair of the roof, the same being assumed by Landlord.

                 (iii) "Real Estate Taxes" shall in addition to municipal real property taxes (or any other tax hereafter enacted as a substitute or replacement therefor or any part thereof) also include sewer rents and any special, ordinary or extraordinary assessments and governmental levies against the Land and Building. Landlord shall pay any special assessments over the longest period allowed by law and only include in Real Estate Taxes those installments on a pro rata basis attributable to the corresponding period of the Lease.

                 (iv)  "Lease Year" as used in this Lease shall mean the twelve
     (12) month period commencing when possession is delivered, and each twelve
     (12) month period thereafter. Once the Base Real Estate Taxes and Base Operating Expenses are established, in the event any Lease period is less than twelve (12) months, then said Base Real Estate Taxes and Base Operating Expenses shall be adjusted to equal the proportion that said period bears to twelve (12) months (herein the "Adjusted Base"), and Tenant shall pay to Landlord as Additional Rent for such period, an amount equal to Tenant's Proportionate Share, as set forth in Section 9(d) below, of the excess for said period over the Adjusted Base with respect to each of the aforesaid.

                 (v) "Base Real Estate Taxes" shall mean those Real Estate Taxes determined by multiplying the tax rate in effect for the calendar year 1988, times the assessment for the Land and Building as fully completed and 95% occupied.

                 (vi) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Land and Building, or upon the rent, as such, payable to the Landlord, including, but not limited to, real estate, borough, county, school and transit taxes or taxes, assessments or charges levied, imposed or assessed against the Land and Building by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If, due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Real Estate Taxes shall exclude any income or profit taxes (unless measured by the Building income), in which event same shall be included as a Real Estate Tax, as if said Building were Landlord's only asset unless as a result of combining said asset with Landlord's other assets a reduced tax due to tax bracket reduction results.

           (b) Additional Rent, if any, due to Landlord under Paragraph 9(a) hereof shall be paid within 30 days after submission of a statement to Tenant showing the computation of the amount due to Landlord, unless the statement effects a change in the amount of Additional Rent paid during the previous month by Tenant in which event said payment may be made within sixty (60) days. Landlord shall make available its records and reasonable detail supporting the items referred to in such statement for at least twelve (12) months after submission thereof for examination at reasonable times by Tenant and its authorized representative.

          (c) If, with respect to the establishment of Base Operating Expense, as established in Subparagraph (a)(ii) hereof, the Building is not eighty-five (85%) percent occupied during the GLOBAL establishment of the Base Operating Expenses then the Base operating Expenses shall be adjusted so as to reflect eighty-five (85%) percent occupancy. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

          (d) Tenant's Proportionate Share, wherever that phrase is used, shall be (8.544 %), which the parties agree reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Tenant as compared with the total number of gross square feet of the entire Building measured outside wall to outside wall. However, if any service provided for in Paragraph 9(a)(ii) is separately billed within the Building, then the square footage so billed shall be subtracted from the denominator (the Building's total number of gross square feet), and Tenant's Proportionate Share for such service and/or utility shall be separately computed and the Base Operating Expenses for such item shall not include any charges attributable to said square footage.

     10.   ASSIGNMENT AND SUBLETTING
           -------------------------

     Tenant may assign or sublet this Lease to any party subject to the following:

           (a) Tenant shall give Landlord written notice of its intention to assign this Lease or sublet all or any portion of the Leased Premises. Such notice shall be given to the Landlord by Registered or Certified mail addressed to the Landlord at its place of business set forth in the recital of this Lease. Landlord shall have thirty (30) days after receipt of notice from the Tenant of its intention to sublet or assign all or any portion of the leased Premises to elect, to release Tenant from this Lease or from such portion of the Tenant's obligation under this Lease, or so much of the Leased Premises, as the case may be, affected by the proposed assignment or subletting. In the event that Landlord exercises its election to release Tenant from this Lease or from such portion of the Tenant's obligation under this Lease or so much of the Leased Premises, as the case may be, Tenant shall thereafter be released from any further obligation under this agreement of lease as to the interest or space so affected except for the payment of any monies due as of the effective date of such release.

           (b) In the event that the Landlord does not elect to recapture this Lease or any portion thereof as hereinabove provided, the Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Leased Premises, subject to obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, on the basis of and subject to the following terms and conditions:

                 (i) The Tenant shall provide to the Landlord the name and address of the assignee or sublessee:

                 (ii) At the time of such assignment or subletting, this Lease must be in full force and effect without any breach or default thereunder on the part of Tenant;

                 (iii) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution;

                 (iv) The Tenant and each assignee or sublessee shall be and remain liable for the observance of all the covenants, and provisions of this Lease, including, but not limited, the payment of the Rent and Additional Rent reserved herein through the entire term of this Lease;


           (c) Notwithstanding anything herein contained to the contrary and notwithstanding any prior consent by Landlord, no assignee or subtenant shall further assign or sublease the Leased Premises without Landlord's prior consent in each such instance and without compliance with the provisions of this Paragraph.

           (d) Any and all payments agreed to be made to Tenant by any assignee or sublessee shall accrue to and be paid over to Landlord, it being understood and agreed that said assignee or sublessee shall pay the Rent, Additional Rent and all other monies and charges directly to the Landlord. If there are any additional monies, however, in excess of the Rent and Additional Rent and all other charges to be paid to Landlord hereunder for a corresponding period, Tenant shall be entitled to reimbursement from said monies of any real estate commissions it has had to pay to assign or sublet the Leased Premises and other incidental costs relative to the assigning or subletting such as advertising, legal, etc. Moreover, once the Tenant has been so reimbursed, the Landlord shall share equally with the Tenant any further monies received for said corresponding period.

           (e) Notwithstanding the foregoing provisions of this Paragraph, Tenant shall have the right, without the necessity of obtaining Landlord's consent, but subject to all other provisions of this Paragraph 10 to:

                 (i) Sublet all or part of the Leased Premises to any parent or affiliate of Tenant;

                 (ii)  Assign this Lease to any parent or affiliate of Tenant;
     or

                 (iii) Assign this Lease to a corporation which succeeds to all or substantially all of the assets and business of Tenant or into which Tenant is merged, if the net worth of such corporation, following such assignment, equals or exceeds the net worth of Tenant at the date hereof or immediately prior to such assignment, whichever is greater; provided, however, that Tenant, at all times shall be and remain primarily, jointly and severally liable under this Lease despite any such assignment.

           (f) For the purposes of Subparagraph (e) above, the term "affiliate" shall mean any company of which Tenant or Tenant's parent now or hereafter owns and controls, directly or indirectly, fifty (50%) percent or more of the stock having the right to vote for directors thereof. For the purpose of this definition, the stock so owned or controlled shall be deemed to include all stock owned or controlled directly or indirectly by any other company of which the Tenant or Tenant's parent owns or controls, directly or indirectly, fifty (50%) percent or more of the stock having the right to vote for directors thereof.

           (g) Subject to the provisions of Paragraph 16, in addition to the right of the Landlord to declare this Lease to be in default, the failure of the Tenant or its assignee or sublessee to comply with any of the provisions and conditions of this Paragraph, shall, at Landlord's option, render such purported assignment or subletting null and void and of no force and effect.

     11.   REQUIREMENTS OF PLAN AND FIRE UNDERWRITERS
           ------------------------------------------

           (a) Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority or from the Board of Fire Underwriters.

           (b) The Tenant, at its own cost and expense, shall promptly execute and comply with any statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, or municipal government, and of any of their departments or bureaus, which may be applicable to the Leased Premises by reason of any act or conduct on the part of the Tenant, or by reason of the character of its occupancy of Leased Premises; and the Tenant shall promptly correct and abate any such violation caused by its acts, at its own cost and expense. The Tenant shall also promptly comply with and execute all rules, orders, or regulations of the Board of Fire Underwriters for the prevention of fires or the risk thereof, on Landlord's building where such rules, orders, or regulations are made applicable by any act or conduct of the Tenant, or by the character of its occupancy of the Leased Premises.

           (c) In the event that the Tenant shall fail or neglect to do or perform any of the matters required by this Paragraph, then the Landlord or its agents after notice to the Tenant as prescribed in Paragraph 16 of this Lease, and after Tenant's failing to remedy such failure or neglect within the time periods set forth in Paragraph 16 hereof, may enter the Leased Premises, and comply with any and all of said statutes, ordinances, rules, orders, regulations or requirements at the cost and expense of the Tenant, and in case of the Tenant's failure to pay therefor, the cost and expense thereof shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands, in addition to any other remedy the Landlord may have hereunder by reason of such default on the part of the Tenant.

           (d) Tenant shall not do or suffer anything to be done on the Leased Premises which will increase the rate of fire insurance on the Building.

          (e) Notwithstanding anything contained herein to the contrary, in the event capital improvements are required to be made to the Leased Premises because of a change in any law of a public authority or a change of any regulation of the Board of Fire Underwriters and not because of Tenant's use of the Leased Premises, Landlord will complete said required alterations or improvements and Tenant shall be required to pay toward the costs of same only to the extent the depreciable useful life corresponds to the Lease Term. In other words, Tenant will pay its share of the costs of said alteration or improvement determined by the fraction the numerator of which is the number of months remaining on the Lease after completion over the denominator which is the useful life of said alteration or improvement as determined by the Internal Revenue Code of 1986 and the regulations applicable thereto, or if no guidelines are available in said code, in accordance with generally accepted accounting principles, said share payable in equal monthly installments over the life of the Lease as Additional Rent. Should the Tenant renew the Lease, recalculation shall occur with respect to the numerator to continue said repayment as appropriate during the renewal term.

     12.  NON-LIABILITY AND INDEMNIFICATION
          ---------------------------------

          (a) Neither the Landlord nor its agents shall be liable for any damage to property of the Tenant entrusted to employees of the Building, nor to any property, goods, or things contained in the Leased Premises or stored in the Garage or any other part of the Building, or in the Outside or Garage Parking Areas. Except to the extent of any proceeds of any insurance policy carried either by the Landlord or the Tenant, compensates the Tenant, the Landlord shall not be liable for any injury or damage to Tenant or property on the Land or in the Building or to the business of the Tenant, or any interruption thereof, resulting from theft, burglary, explosion, wind or accident, falling plaster, steam, gas, electricity, water, rain or snow, leakage from any part of the Building or from pipes, appliances, or plumbing works in the Building or from the street or sub-surface thereof or from any other source, or from dampness, or from damage occasioned by workmen engaged in making repairs or alterations in or upon the Building or the Land, or from damage by other Tenants or persons in the Building or on the Land, or for interference with the light or other incorporeal hereditaments, or caused by operations in the construction of any public or quasi-public work, or for any other cause of whatsoever nature. With respect to any loss, damage or injury of any nature whatsoever to property or persons for which Tenant is insured, Tenant shall obtain from its insurance carrier and will deliver to Landlord, waivers of the subrogation rights under the respective policies. Landlord agrees to always maintain all risk insurance on the Building and improvements for full replacement value covering any loss, damage or injury arising out of fire or other casualty, including but not limited to, insurance for damage to property arising from intentional acts of the Landlord, and Landlord agrees to obtain from its insurance carrier and will deliver to Tenant, waivers of the subrogation rights against the Tenant under any such insurance policies and Landlord waives all claims against Tenant for any loss resulting from any act or omission by Tenant, its agents, servants, invitees, contractors or employees.

     Additionally, in the event of any loss or damage to the Building the Premises and/or any contents each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss and each party shall obtain, for each policy of such insurance, provisions waiving any claims against the other party for loss or damage within the scope of such insurance.

          (b) Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supply or labor resulting therefrom, or other like cause beyond Landlord's control. In no event shall Tenant be entitled to a claim of constructive eviction from the Leased Premises unless Tenant shall first have notified Landlord, in writing, of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time, after receipt of such written notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions.

          (c) Except to the extent of the proceeds of any fire or other casualty insurance policy of the Landlord, The Tenant shall indemnify and save harmless the Landlord from, and shall reimburse the Landlord as Additional Rent for all expenses damages, or fines incurred or suffered by the Landlord by reason of any third party claims arising as a result of any breach, violation, or non-performance by the Tenant, or the Tenant's servants, employees or agents, of any covenant or provision of this Lease, or by reason of damage or injury to persons or property other than Landlord's or that under Landlord's care, custody and control caused by the Tenant's moving property in or out of the Building, or by the installation or removal of furniture or other property of the Tenant, or arising out of the occupancy or use by the Tenant of the Leased Premises, or the Building of which they form a part or the Land, or of the Outside or Garage Parking Areas, or any part thereof, or from any other cause due to the carelessness, negligence or improper conduct of the Tenant or the Tenant's servants or agents.

          (d) The Tenant shall give immediate notice to the Landlord in case of fire or accident occurring on the Leased Premises, and of any defect or condition of disrepair in the Leased Premises, or in any fixtures or equipment forming a part thereof.

          (e) In support of its obligations hereunder the Tenant, at Tenant's own cost and expense, shall obtain or provide and keep in full force for the benefit of the Tenant and the Landlord, during the term hereof, general public liability insurance, naming Landlord as an additional named insured against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Leased Premises, for injuries to any person or persons for limits of not less than $1,000,000.00 for injuries to one person and $3,000,000.00 for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any person or persons, for not less than $1,000,000.00. The policy or policies of insurance shall be of a company or companies authorized to do business in the State of New Jersey and Certificates of Insurance showing Landlord's interest shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen days prior to the commencement of the Term hereof or of the date when the Tenant shall enter into possession, whichever occurs sooner. At least fifteen days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement Certificate of Insurance showing Landlord's interest with proof of the payment of the premium therefor.

     13.  DAMAGE BY FIRE OR OTHER CASUALTY
          --------------------------------

     In case of fire or other casualty, Tenant shall give immediate notice to Landlord. In the event the Building shall be damaged by fire, the elements or other casualty to such an extent that the cost of restoration will equal or exceed fifty (50%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then either the Landlord or the Tenant may, no later than the sixtieth (60th) day following the damage, give the other notice of its election to terminate this Lease, in which event the Tenant shall vacate the Leased Premises within sixty (60) days thereafter and the Rent shall be paid up to the date of such vacation and thenceforth this Lease shall come to an end. If the damage is such that the cost of restoration does not equal or exceed fifty (50%) percent of the replacement value of the Building (exclusive of foundations) or neither the Landlord nor the Tenant elect to terminate the Lease, then the Landlord shall repair the same as speedily as practicable to the scope of Landlord's work in the original construction of the Building to include that Tenant work Landlord originally performed and, of any portion of the Building shall be rendered unusable for its intended purpose, then the Tenant's obligation to pay Rent hereunder shall abate with respect to the square footage of the portion rendered unusable pursuant to the applicable rates set forth in Paragraph 5(a) or (b) if during the initial term of this lease or at rates established pursuant to Paragraph 25 if during an option period, from the date of casualty until such time as the Landlord shall have repaired the Building and Leased Premises and Certificate of occupancy shall have issued. If the Landlord shall not have completed the repairs within one hundred eighty (180) days after the occurrence of such damage to the Building and, if at the end of such period the state of the Building or Leased Premises shall be such as to deny to the Tenant the beneficial use of the Leased Premises, then, and in such event, Tenant, upon ten (10) days' written notice delivered to the Landlord at any time on or after the expiration of such one hundred eighty (180) day period may terminate this lease and vacate the Premises within ninety (90) days unless, before actual vacation, Tenant determines that Landlord shall have completed repair of the Building. In the event of such termination and vacation, Tenant's obligation to pay the Rent herein reserved shall terminate on the date of vacation of the Leased Premises. Notwithstanding anything contained in this Paragraph 13 to the contrary, the Landlord shall be under no obligation to rebuild and may terminate this Lease on ninety (90) days written notice delivered to the Tenant if the Building shall be damaged during the last year of the lease Term as extended, if extended. Completion of the repairs and the re-commencement of Tenant's obligations shall require that the same criteria as in Paragraph 4(a), as for the Premises being deemed ready for occupancy, shall have been met.

     14.  QUIET ENJOYMENT
          ---------------

     The Landlord covenants and agrees that the Tenant upon payment of the Basic Rent and Additional Rent reserved herein and upon observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease and any extension or extensions thereof, without hindrance, ejection or molestation by Landlord or any person or persons claiming under Landlord or claiming by a title superior to that of Landlord.

     15.  EVENTS OF DEFAULT
          -----------------

     Each of the following elements shall constitute a default hereunder:

          (a) If the Basic Rent or any part thereof or the Additional Rent or any part thereof due hereunder shall be unpaid when due.

          (b) If the Leased Premises shall be vacated, deserted, or abandoned during the term hereof for a period of three (3) consecutive months.

          (c) If the Tenant, contrary to the provisions of this Lease, shall sell, assign or mortgage this Lease, or let or underlet the Leased Premises or any part thereof, or use or permit the same to be used for any purpose other than herein permitted.

          (d) If the Tenant shall make an agreement of composition or an assignment for the benefit of creditors, or if a Receiver is applied for or appointed for the Tenant, or if there be filed a petition in bankruptcy or insolvency or for an arrangement or reorganization by or against the Tenant, or consented to by the Tenant, or if the Tenant is adjudicated a bankrupt or is adjudged to be insolvent, or if the Tenant is advertised to be sold out by any dale under process of law, or if the assets or property of the Tenant in the Leased Premises shall be attached or levied upon, or if this Lease or the estate of Tenant shall pass to another by virtue of any court proceedings, writ of execution or operation of law.

          (e) If the Tenant fails to comply with any other provision of this Lease which imposes an obligation upon the Tenant, or if the Tenant otherwise violates any provision or condition of this Lease.

     16.  REMEDIES UPON DEFAULT
          ---------------------

          (a) In the event Tenant shall (i) default in the payment of Basic Rent or Additional Rent; or (ii) default in the observance of any of the other terms, covenants and conditions of this Lease, which continues for thirty (30) days following the delivery of written notice thereof to the Tenant, provided, however, that this thirty (30) day time period may be reasonably extended if the default cannot be cured within said period and Tenant has commenced in good faith to cure such default within said thirty (30) day period and shall continue the curing thereof diligently thereafter, then the Landlord may, upon ten (10) days written notice to the Tenant, cancel and terminate this Lease. In such event, the Landlord, in addition to all other rights and remedies provided by or permitted by law, or elsewhere conferred in this lease, shall have the remedies provided in this Paragraph 16.

          (b) Upon such default, after the expiration of the applicable notice period without the default being cured, the Term herein and all rights of the Tenant hereunder and all rights of the Tenant to the continued occupation of the Leased Premises shall cease and terminate at the option of the Landlord.

          (c) The Landlord may, at its option and upon an additional ten (10) days written notice beyond that given in Paragraph 16(a) and (b) above to the Tenant, re-enter the Leased Premises and dispossess the Tenant and any legal representative or successor of the Tenant, or other occupant of the Leased Premises either with, or without summary proceedings or appropriate suit, action or proceedings, and remove the Tenant's property, assets and effects from the Leased Premises and hold the Leased Premises as if this Lease had not been made.

          (d) In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, as provided herein, Landlord may, at the Landlord's option, occupy the Leased Premises or cause the Leased Premises to be redecorated, altered, divided, consolidated with adjoining premises, or otherwise changed or prepared for reletting, and may relet the Leased Premises, or any part thereof, as agent of the Tenant or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original expiration date of this lease, at the Landlord's option, and receive the rent therefor.

          (e) Notwithstanding such re-entry, default, expiration, or dispossession by summary proceedings or otherwise, Tenant shall continue liable for the full period which would otherwise have constituted the balance of the Term hereof and shall pay as liquidated damages at the same time as the Basic Rent, and Additional Rent, and other charges become payable under the terms hereof and in lieu thereof, a sum equivalent to the Basic Rent, Additional Rent, and other charges reserved herein, less only the net avails of reletting of the leased Premises; and the Landlord without having any obligation to do so may rent the Leased Premises either in tile name of the Landlord, or otherwise, for such time and at such rent as it may determine, applying the proceeds thereof first to the reasonable expense of (i) resuming or obtaining possession, (ii) to restoring tile Leased Premises to a rentable condition, and (iii) to the payment of Basic Rent, Additional Rent and other charges including, without limitation, reasonable brokers' commissions and reasonable attorneys' fees incurred by Landlord due and to become due to the Landlord hereunder, any surplus to be paid to Tenant, which shall be and remain liable for any deficiencies. Should Landlord occupy the Leased Premises, Tenant shall be credited with the greater of said Leased Premises fair rental value or the Basic and Additional Rent reserved hereunder.

          (f) Landlord may, in addition to other remedies available to it hereunder or by law, have the right of injunction against any violation or continued violation of this Lease.

          (g) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the terms, covenants, conditions or agreements of this Lease.

          (h) Failure of the Landlord to insist upon the strict performance of any of the covenants or conditions of this lease, or to exercise any option or election herein conferred in any one or more instances, or the adoption of any one or more but less than all of the remedies available to it hereunder or by law in the event of default by the Tenant, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, or of any remedy available to it, but the same shall be and remain in full force and effect notwithstanding.

          (i) If after any default, or upon the expiration of the Lease, the Tenant moves out or is dispossessed, and fails to remove any furniture, fixtures or other property from the Leased Premises, the same shall be deemed abandoned by the Tenant and shall become the property of the Landlord or at Landlord's option may be disposed of and the reasonable costs thereof shall be borne by Tenant.

          (j) Notwithstanding anything contained herein to the contrary, if Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and a reasonable amount of all expenses, including attorneys' fees, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed Additional Rent payable within sixty (60) days of demand. Failure of Tenant to make such payment to Landlord shall constitute an event of default.

     17.  SUBORDINATION
          -------------

     This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on the land and buildings of which the Leased Premises form a part. The Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee. Tenant further acknowledges that

Landlord may be required by any mortgagee or proposed mortgagee to assign this Lease as additional security for any mortgage or proposed mortgages, and Tenant agrees that it will upon demand join with Landlord in the execution of any such assignment or agreement, which may be in form for recording, as any such mortgagee or proposed mortgagee may reasonably require. Tenant's failure to comply on demand with the provisions hereof shall constitute a default under this Lease. Notwithstanding anything contained in this Paragraph to the contrary, Tenant's subordination herein is conditioned upon Tenant being able to remain as a Tenant under the terms and conditions of this Lease regardless of any default by the Landlord under any mortgage or foreclosure thereon, provided the Tenant continues to pay the Basic Rent and Additional Rent due herein and otherwise conforms to all of the terms and conditions of this Lease.

     18.  CONDEMNATION
          ------------

          (a) If the whole of the Leased Premises shall be taken under the exercise of the power of condemnation or eminent domain, then this Lease shall automatically terminate on the date that title or possession is taken by the condemnor, whichever occurs first, and the rent shall be apportioned as of said date. If any part of the Leased Premises be so taken so as to materially restrict, limit or adversely affect the use, occupancy or enjoyment of Tenant, then Tenant shall have the option to terminate this Lease by thirty (30) days written notice to the Landlord, which notice must be given within ninety (90) days after possession or title on the partial taking is obtained by condemnor, and the rent shall be apportioned on the effective date of termination of the Lease by Tenant. Notwithstanding the foregoing, if parking space only is taken, Tenant may not terminate this Lease if Landlord furnishes to Tenant an equivalent number of parking spaces situated in reasonable distance of the property lines of the real property on which the Leased Premises are situated.

          (b) If any part of the Leased Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of Paragraph 18(a) hereof then the rental shall be equitably apportioned according to the space so taken, and the Landlord shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, shall provide sufficient parking facilities equivalent to those originally furnished to Tenant, and shall make all repairs to the building in which the Leased Premises is located to the extent necessary to constitute the building a complete architectural unit, provided, however, that if the amount of the award received by Landlord is not adequate to cover the cost of such restoration or repairing, Landlord may elect by written notice to Tenant to that effect to terminate this Lease.

          (c) All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the property of the Landlord without any participation by the Tenant; provided, however, that nothing contained herein shall be construed to preclude the Tenant, as permitted by law, from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, relocation costs or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant.

     19.  ACCESS
          ------

     The Landlord or Landlord's agent shall have the right, upon request to enter/or pass through the Leased Premises or any part thereof, at reasonable times during reasonable working hours, (a) to examine the Leased Premises and to show them to the owners, lessors of superior leases, holders of superior mortgages or prospective purchasers, mortgagees or lessees of the building, or the Leased Premises, and (b) for the purpose of making such repairs or changes or doing such repainting in or to the Leased Premises or in or to the building or to facilities as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to prepare and maintain the building or its fixtures or facilities or in order to satisfy any obligation imposed on Landlord to any other tenant occupying or about to occupy part of the Landlord's building. Landlord shall be allowed to take all material into and from the Leased Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant.

     20.  TENANT'S ESTOPPEL
          -----------------

     Tenant shall, from time to time, on not less than thirty (30) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, whether or not to the best of Tenant's knowledge Landlord is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Paragraph 20 may be relied on by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage of Landlord's interest.

     21.  HOLD OVER TENANCY
          -----------------

     If Tenant holds possession of the Premises after the term of this Lease, Tenant shall become a tenant from month to month under the provisions herein provided, but at a monthly Basic Rent of Two Hundred (200%) percent of the Basic Rent for the last month of the term or any renewal term, payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord a written notice at least ninety (90) days prior to the intended date of termination, of intent to terminate such tenancy.

     22.  WAIVER OF TRIAL BY JURY
          -----------------------

     To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Leased Premises.

     23.  PERSONAL LIABILITY
          ------------------

     Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the building for the satisfaction of each and every remedy of tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

     24.  TENANT WORK LETTER
          ------------------

     The Landlord agrees to perform all the work described in the Tenant's Work Letter and complete such work so as to make the Lease Premises ready for occupancy by Tenant August 1, 1988 (subject, however to the provisions of Paragraph 4 hereof), for which the Tenant agrees to pay to the Landlord the cost thereof, if any.

     25.  OPTION TO EXTEND
          ----------------

          (a) Provided that Tenant shall not be in default of any terms, provisions, conditions or covenants herein at the time of the exercise of the option set forth in this Paragraph 25 or at the time said option shall take effect, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five (5) years, commencing on the date following the termination of the initial Term. Said option to extend the Term shall be on the same terms, conditions, provisions and covenants as are set forth herein, with the following exceptions:

               (i) The Basic Rent during the option period shall be at the rate of $25.00 per square foot of rental space.

               (ii) Nothing contained herein shall be construed to permit or grant any options or extensions of the Term beyond the option period set forth herein.

          (b) The option herein granted to extend the Term shall be exercised by Tenant by the delivery of written notice thereof to Landlord, not less than one (1) year's prior to the expiration of the initial Term. In the event that the Tenant shall fail to deliver said notice within such time, it shall be conclusively deemed to mean that the Tenant has elected not to exercise said option, whereupon said option shall cease and terminate and be of no further force and effect.

     26.  REAL ESTATE BROKER
          ------------------

     Landlord and Tenant each represent to the other that it has dealt with no real estate broker other than McBride Corporate Real Estate in connection with this Lease. Landlord agrees that if any claims should be made for commissions by any broker by reason of any acts of Tenant or its representatives, Landlord will indemnify and save harmless the Tenant from any and all claims, demands, losses, liabilities, judgments, costs, expenses, attorneys' fees or other damages resulting from arising out of, or in connection therewith. Landlord agrees to pay the brokerage commission due in connection with this Lease to the aforesaid broker in accordance with the terms and conditions of a separate agreement entered into or to be entered into between the Landlord and said broker.

     27.  MISCELLANEOUS
          -------------

          (a) The Tenant shall not erect, make or maintain on or attach or affix to any part of the Leased Premises or the building in which the same is located, including the windows and doors of said building, but excluding interior walls within the Leased Premises except those visible from the exterior, any sign, fixture, other representation, advertisement, notice of any kind or any other matter which is visible from any location outside of such building or the Leased Premises, or visible from the lobby of such building, without the express written consent of the Landlord obtained in advance. In the event that such restriction is violated, the Landlord shall have the right to remove same on 24 hours notice or to proceed against the Tenant by way of seeking an injunction or such other remedy as may be available to it at law or in equity, including but not by way of limitation, the right to declare a default in the Lease.

          (b) Any lettering, "logo" or design or artwork placed upon the entrance doors to Tenant's premises shall be subject to the reasonable approval of the Landlord.

          (c) No loud speaker or any other form of sound or audio transmission or apparatus shall, be used in or at the Leased Premises by the Tenant, its agents or employees, for advertising or promotional purposes or any other purpose if the volume is such as to be audible outside of the Leased Premises. In the event of a violation of such restriction Landlord shall have the right to proceed against Tenant by way of seeking injunctive relief, or such other remedy as may be available to it at law or in equity, including but not by way of limitation, the right to declare a default in the Lease. This shall not prohibit the use of tape recorders transcribing machines, telephone voice amplification, or the use of any business machine or device customarily used in a business or professional office.

          (d) The Tenant agrees to pay for the cost of all telephone equipment and installation including telephone outlets throughout the Leased Premises unless a telephone system communications company agrees to pay for same.

          (e) It is understood that at all times the office personnel and invitees of the Tenant shall have access to and use of the washroom in the common areas on the floor an which the Leased Premises are situated.

          (f) Any reasonable rules and regulations with regard to the use and occupancy of the Leased Premises and the building of which they are a part by the Tenant as attached hereto or as adopted at any time during the term of this Lease and of which the Tenant is notified, shall in all things be observed and performed by the Tenant, its servants, agents, and invitees, provided that such rule shall not be inconsistent with the Tenant's rights or the Landlord's obligations as herein expressed.

          (g) All notice required to be given to the Landlord or Tenant may be given by Registered or Certified mail addressed to the Tenant at the Leased Premises and to Landlord, at the address first set forth herein (unless and until notified by either party to send same to a different person or entity) and such notices shall be considered delivered to the Landlord or Tenant as of the time they are so mailed.

          (h) The headings of the articles and the numbers of the items in this Lease are inserted as a matter of convenience to the parties and shall not affect the construction of this Lease.

          (i) This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

          (j) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. In addition, the Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

          (k) This Lease shall be interpreted, governed by, and enforced in accordance with the laws of the State of New Jersey.

          (l) In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

          (m) Common facilities for purposes of this Lease shall mean the non-assigned parking areas, lobby, elevators,, fire stairs, public hallways, public lavatories, and all other general building facilities that service all building tenants; air conditioning room, fan room, janitor's closet, electrical closet, telephone closet, elevator shafts and machine room, flues, stacks, pipe shafts and vertical ducts with their enclosing walls.

          (n) Force majeure for purposes of this Lease, shall mean and include those situations beyond Landlord's control including by way of example and not by way of limitation, acts of God, accidents, strikes, shortages of labor, supplies or materials, inclement weather, or where applicable, the passage of time while waiting for an adjustment on insurance proceeds.

                           SECOND AMENDMENT TO LEASE
                           -------------------------

1.  PARTIES
    -------

    1.1  THIS AGREEMENT made the __________ day of _______________, 1996 between
         17-17 REALTY ASSOCIATES, L.P. ("Landlord") whose address is c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and BORON-LEPORE ASSOCIATES, INC. ("Tenant"), whose address is 17-17 Route 208 North, Fair Lawn, New Jersey 07410.

2.  STATEMENT OF FACTS
    ------------------

    2.1 MBM Associates, Landlord's predecessor in interest, and Tenant have previously entered into a Lease dated June 22, 1988 and a Lease Renewal Agreement dated September 8, 1993 (collectively the "Lease"), applicable to approximately 12,225 gross rentable square feet of office space on the second (2nd) floor ("Premises") at 17-17 Route 208 North, Fair Lawn, New Jersey ("Building"); and

    2.2 On March 2, 1995, 17-17 Realty Associates, L.P. succeeded to the interest of MBM Associates; and

    2.3 Tenant desires to expand the Premises and lease approximately 2,295 gross rentable square feet (the "Expansion Premises") on the first
         (1st) floor of the Building; and

    2.4  The parties desire to amend certain other terms of the Lease.

3.  AGREEMENT
    ---------

    NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

    3.1  The above recitals are incorporated herein by reference.

    3.2 Landlord, at its expense, shall perform the improvement work to the Expansion Premises in accordance with Exhibit B attached hereto.

    3.3 The Effective Date of this Agreement shall be the day Landlord substantially completes the improvements to the Expansion Premises. The Effective Date is estimated to be November 1, 1996.

    3.4 From and after the Effective Date, the Premises shall be defined as approximately 14,520 gross rentable square feet on the first (1st) and second (2nd) floors of the Building and Paragraph 1 of the Lease shall be deemed amended accordingly.

    3.5 From and after the Effective Date, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Premises as shown on Exhibit A attached hereto.

    3.6 In addition to the Basic Rent and Additional Rent applicable to the Original Premises, from and after the Effective Date, Tenant shall pay Landlord Basic Rent applicable to the Expansion Premises in the amount of ONE HUNDRED THIRTY-SEVEN THOUSAND TWO HUNDRED SIXTY-NINE AND 77/100 DOLLARS ($137,269.77) accruing at the Yearly Rate of FORTY-NINE THOUSAND NINE HUNDRED SIXTEEN AND 28/100 DOLLARS ($49,916.28) which shall be payable in advance on the first day of each calendar month in Monthly Installments of FOUR THOUSAND ONE HUNDRED FIFTY-NINE AND 69/100 DOLLARS ($4,159.69) and Paragraph 5 of the Lease shall be deemed amended accordingly. If the Effective Date falls on a day other than November 1, 1996, the Fixed Basic Rent for the Term shall be adjusted on a pro rata basis.

    3.7 From and after the Effective Date, Tenant's Proportionate Share applicable to the Expansion Premises shall be 1.60% and Paragraph 9(d) of the Lease shall be deemed amended accordingly.

    3.8 From and after the Effective Date, Tenant shall be entitled to forty-six (46) unassigned parking spaces and eleven (11) assigned spaces and Paragraph 11 of the Preamble to the Lease shall be deemed amended accordingly.

    3.9 Paragraph 8 of the Lease shall be deleted in its entirety and replaced with the following:

         BUILDING STANDARD OFFICE ELECTRICAL SERVICE:  The cost of electric
         -------------------------------------------
         current which is supplied by the Landlord for use by the Tenant in the Premises, other than for heating or air conditioning purposes, shall be reimbursed to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject Premises are located.

         (a) Tenant agrees that an independent electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Tenant. The findings of said consultant as to the average monthly electric consumption of Tenant shall, unless objected to by Tenant within forty-five (45) days, be conclusive and binding on Landlord and Tenant. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount (based on the monthly consumption found by such consultant) as owing from the Effective Date, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month. If Tenant objects to said findings, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord's consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord's and Tenant's consultant cannot agree as to Tenant's consumption within thirty (30) days of Tenant's consultant's findings either Landlord or Tenant may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Tenant shall be promptly refunded.

         (b) In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Tenant's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

         (c) Tenant covenants that it shall notify Landlord immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Landlord's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Landlord's election, a resurveying of the Premises at Tenant's expense. Landlord reserves the right to inspect the Premises to insure compliance with this provision.

         (d) Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this paragraph nor for any interruption in the supply, and Tenant agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Landlord's liability for any interruption in the supply due to Landlord's acts or omissions shall be an abatement of Basic Rent and Additional Rent, unless Landlord fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Landlord be liable for any business interruption suffered by Tenant.

         (e) Landlord, at Tenant's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Tenant, however, shall have the right to furnish and/or install any or all of the items mentioned in this subparagraph (e).

         (f) Tenant's use of electrical service as contemplated herein shall he during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in subparagraph
              (a) hereof to reflect such additional consumption.

   3.10 Tenant represents that it has dealt with no real estate broker in connection with this agreement. Tenant agrees to indemnify and hold Landlord harmless from any and all claims from any real estate broker arising out of or in connection with the negotiations of or entering into of this Agreement for the Expansion Premises by Tenant and Landlord.

   EXCEPT AS EXPRESSLY AMENDED HEREIN, the Lease dated June 22, 1988, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

   THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

   EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

17-17 REALTY ASSOCIATES, L.P.,         BORON-LEPORE ASSOCIATES, INC.,
LANDLORD                               TENANT

By: Cali Sub V, Inc.,
    Managing General Partner


By:                                    By:  /s/ Gregory F. Boron
    ------------------------------          -----------------------------
    James G. Nugent,                        Name: Gregory F. Boron
    Vice President - Leasing                Title: Vice-Chairman